Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

Dated as of August 8, 2016

Among

OWENS CORNING,

As Issuer

Each of the SUBSIDIARY GUARANTORS party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

3.400% Senior Notes Due 2026

THIS FIFTH SUPPLEMENTAL INDENTURE (the “Fifth Supplemental Indenture”), dated as of August 8, 2016, among OWENS CORNING, a Delaware corporation (“Company”), the SUBSIDIARY GUARANTORS listed on the signature pages hereto (“Subsidiary Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 2, 2009 (the “Original Indenture”) (as supplemented by that certain First Supplemental Indenture, dated as of June 8, 2009, as further supplemented by that certain Second Supplemental Indenture, dated as of May 26, 2010, as further supplemented by that certain Third Supplemental Indenture, dated as of October 22, 2012, as further supplemented by that certain Fourth Supplemental Indenture, dated as of November 12, 2014, and as hereby further supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “3.400% Senior Notes due 2026” (herein referred to as the “2026 Notes”), the form and substance of the 2026 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Fifth Supplemental Indenture;

WHEREAS, Section 2.03 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in a supplemental indenture to the Indenture;

WHEREAS, Section 9.01(vii) of the Original Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture to the Indenture to establish the form or terms of Securities of any series as permitted by the Original Indenture;

WHEREAS, Section 9.01(iv) of the Original Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture with respect to any series of Securities (other than any outstanding Securities of any series to which such modification would apply); and

WHEREAS, all acts and things necessary to make this Fifth Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Fifth Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt whereof is hereby acknowledged, it is agreed by and among the Company, the Subsidiary Guarantors, and the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

1.1 Relation to Indenture. This Fifth Supplemental Indenture constitutes an integral part of the Indenture.

1.2 Additional Definitions. For all purposes of this Fifth Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Change of Control” means the occurrence of any of the following:

1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

2) the adoption of a plan relating to the liquidation or dissolution of the Company;

3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning set forth in Section 2.11(a).

“Change of Control Payment” has the meaning set forth in Section 2.11(a).

“Change of Control Payment Date” has the meaning set forth in Section 2.11(a)(2).

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Ratings Downgrade.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2026 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the 2026 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

1) was a member of such Board of Directors on the date of the indenture; or

2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to the Indenture is principally administered, which at the date of this Fifth Supplemental Indenture is located at the offices of Wells Fargo Bank, National Association, CMES, 150 East 42nd Street, 40th Floor, New York, NY 10017.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of November 13, 2015, among the Company, the lending institutions party thereto and Wells Fargo Bank, National Association, as administrative agent, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.

“Global Notes” has the meaning set forth in Section 2.7(a).

“Interest Payment Dates” means February 15 and August 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day (and no interest shall accrue on such payment for the intervening period), until maturity, beginning on February 15, 2017.

“Maturity Date” has the meaning set forth in Section 2.3.

“Notation of Guarantee” has the meaning set forth in Section 2.8.

“Note Registrar” means Wells Fargo Bank, National Association, hereby appointed as an agency of the Company in accordance with Section 2.05 of the Indenture.

“Optional Redemption Date” means May 15, 2026.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Rating Agency” means each of Moody’s Investors Service Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any of their successors.

“Ratings Downgrade” means when, at the time of a Change of Control, the 2026 Notes carry:

1) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the 2026 Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1 or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating or (in the case of a withdrawal) replaced by an investment grade credit rating;

2) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from both Rating Agencies, and such rating from both Rating Agencies is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the 2026 Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by both Rating Agencies;

3) both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the 2026 Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the 2026 Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency;

4) both (A) an investment grade credit rating (BBB-/Baa3, or equivalent, or better) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the 2026

Notes is under publicly announced consideration for possible downgrade by either Rating Agency) either downgraded to a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the 2026 Notes;

5) both (A) a non-investment grade credit rating (BB+/Ba1, or equivalent, or worse) from one Rating Agency, and such rating is within 60 days of the occurrence of the Change of Control (which period shall be extended so long as the rating of the 2026 Notes is under publicly announced consideration for possible downgrade by either Rating Agency) downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) and is not within such period subsequently upgraded to its earlier credit rating or better by such Rating Agency and (B) no credit rating from one Rating Agency, and such Rating Agency does not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the 2026 Notes; or

6) no credit rating from either Rating Agency and both Rating Agencies do not assign within 60 days of the occurrence of the Change of Control an investment grade credit rating to the 2026 Notes;

and in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to the Company that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, and at least two other primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“2026 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Fifth Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture.

ARTICLE TWO

The Series of Notes

2.1 Title of the Notes. The 2026 Notes shall be designated as the “3.400% Senior Notes due 2026.”

2.2 Limitation on Aggregate Principal Amount. The aggregate principal amount of 2026 Notes that may initially be outstanding shall not exceed $400,000,000.

2.3 Stated Maturity. The stated maturity of the 2026 Notes shall be August 15, 2026 (the “Maturity Date”).

2.4 Interest and Interest Rate.

(a) The 2026 Notes shall bear interest at the rate of 3.400% per annum, from and including their Original Issue Date of August 8, 2016, or from the most recent Interest Payment Date on which interest has been paid or provided for, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of February 15 and August 15 in each year, commencing on February 15, 2017. Interest accrued on the 2026 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2026 Notes are registered at the close of business on the record date for such Interest Payment Date, being the immediately preceding February 1 and August 1, as the case may be, whether or not such day is a Business Day.

(c) The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of 3.400% to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of 3.400% to the extent lawful.

2.5 Place of Payment. The place or places where the principal of and interest on the 2026 Notes shall be payable is the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and any other place or places designated by the Company pursuant to the Indenture, provided that while the 2026 Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.

2.6 Place of Registration or Exchange; Notices and Demands With Respect to the 2026 Notes. The place where the Holders of the 2026 Notes may present the 2026 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2026 Notes shall be the Corporate Trust Office of the Trustee.

2.7 Global Notes.

(a) The 2026 Notes shall be issuable in whole or in part in the form of one or more global notes (the “Global Notes”) in definitive, fully registered, book-entry form, without interest coupons, only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Global Notes shall be deposited on their Original Issue Date with, or on behalf of, the Depositary.

(b) The Depository Trust Company (“DTC”) shall initially serve as Depositary with respect to the Global Notes. Such Global Notes shall bear the legend set forth in the form of 2026 Notes attached as Exhibit A.

2.8 Form of Securities. The Global Notes shall be substantially in the form attached as Exhibit A. The notation of the Note Guarantee of each Subsidiary Guarantor (the “Notation of Guarantee”) shall be substantially in the form attached as Exhibit B.

2.9 Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2026 Notes.

2.10 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2026 Notes pursuant to any sinking fund or analogous requirement.

2.11 Offer to Repurchase Upon Change of Control Repurchase Event.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised the option to redeem the 2026 Notes by giving notice of such redemption to the Holders thereof, the Company will make an offer (a “Change of Control Offer”) to each Holder of the 2026 Notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of that Holder’s 2026 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of 2026 Notes repurchased plus accrued and unpaid interest on the 2026 Notes repurchased to, but not including, the date of repurchase, subject to the rights of Holders of the 2026 Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Company will mail or deliver in accordance with DTC procedures a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and stating:

(1) that the Change of Control Offer is being made pursuant to this section of the Fifth Supplemental Indenture and that all 2026 Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any 2026 Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all 2026 Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any 2026 Notes purchased pursuant to a Change of Control Offer will be required to surrender the 2026 Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the 2026 Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders of the 2026 Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of 2026 Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the 2026 Notes purchased; and

(7) that Holders whose 2026 Notes are being purchased only in part will be issued new 2026 Notes equal in principal amount to the unpurchased portion of the 2026 Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2026 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.11 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all the 2026 Notes or portions of the 2026 Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the 2026 Notes or portions of the 2026 Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the 2026 Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the 2026 Notes or portions of the 2026 Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of the 2026 Notes properly tendered the Change of Control Payment for such 2026 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2026 Note equal in principal amount to any unpurchased portion of the 2026 Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary herein, the Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein and purchases all 2026 Notes properly tendered and not withdrawn under the Change of Control Offer.

2.12 Other Terms. The provisions of Article Three and Article Four shall apply to the 2026 Notes as set forth therein.

ARTICLE THREE

Optional Redemption of the 2026 Notes

3.1 Redemption Price Prior to the Optional Redemption Date. The Company shall have the right to redeem the 2026 Notes, at its option, in whole at any time or in part from time to time. If the Company redeems the 2026 Notes prior to the Optional Redemption Date, the Company shall pay a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2026 Notes to be redeemed; and

(b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 Notes being redeemed (excluding any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points;

plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date. The actual redemption price calculated as described in this Section 3.1 will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date and the calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

3.2 Redemption Price On or After the Optional Redemption Date. At any time on or after the Optional Redemption Date, the Company shall have the right to redeem the 2026 Notes,

at its option, in whole at any time or in part from time to time, at a redemption price of 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

ARTICLE FOUR

Miscellaneous Provisions

4.1 The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

4.2 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

4.3 THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH 2026 NOTE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.4 If any provision in this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

4.5 In case any provision in this Fifth Supplemental Indenture or the 2026 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.6 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the proper authorization or due execution hereof or of the 2026 Notes by the Company or the Subsidiary Guarantors or as to the validity or sufficiency of this Fifth Supplemental Indenture, any Notation of Guarantee or the 2026 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2026 Notes or the proceeds of the 2026 Notes. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s ratings, making any request upon any Rating Agency, or determining whether any Ratings Downgrade or Change of Control Repurchase Event has occurred.

*        *        *         *

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

OWENS CORNING

By	/s/ Michael C. McMurray
Name:	Michael C. McMurray
Title:	Senior Vice President and Chief Financial Officer

By	/s/ Brad Lazorka
Name:	Brad Lazorka
Title:	Vice President, Treasurer

CDC CORPORATION,
ENGINEERED PIPE SYSTEMS, INC.,
ERIC COMPANY,
IPM INC.,
OWENS CORNING COMPOSITE MATERIALS, LLC,
OWENS CORNING CONSTRUCTION SERVICES, LLC,
OCV INTELLECTUAL CAPITAL, LLC,
OWENS CORNING FOAM INSULATION, LLC,
OWENS CORNING FRANCHISING, LLC,
OWENS-CORNING FUNDING CORPORATION,
OWENS CORNING HOMEXPERTS, INC.,
OWENS CORNING HT, INC.,
OWENS CORNING INSULATING SYSTEMS, LLC,
OWENS CORNING INTELLECTUAL CAPITAL, LLC,
OWENS CORNING ROOFING AND ASPHALT, LLC,
OWENS CORNING SALES, LLC,
OWENS CORNING SCIENCE AND TECHNOLOGY, LLC,
OWENS CORNING U.S. HOLDINGS, LLC, and
SOLTECH, INC.

By	/s/ Brad Lazorka
Name:	Brad Lazorka
Title:	Authorized Signatory

Signature Page to Fifth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

Signature Page to Fifth Supplemental Indenture

Exhibit A

FORM OF NOTE CERTIFICATE

CUSIP/ISIN: 690742 AF8 / US690742AF87

3.400% Senior Notes due 2026

No. 1	$400,000,000

Owens Corning

promises to pay to Cede & Co., or registered assigns, the principal sum of $400,000,000 on August 15, 2026.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated: August 8, 2016

A-1

Owens Corning

By:
Name:
Title:

Dated August 8, 2016

This is one of the Securities referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

3.400% Senior Notes due 2026

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Owens Corning, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 3.400% per annum from August 8, 2016 until maturity. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 15, 2017. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of 3.400% to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of 3.400% to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City of Chicago in the State of Illinois, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Affiliate of the Company may act in any such capacity.

(4) INDENTURE. The Company issued the Securities under an Indenture (the “Original Indenture”), dated as of June 2, 2009 (as supplemented by the First Supplemental Indenture, dated as of June 8, 2009, the Second Supplemental Indenture, dated as of May 26, 2010, the Third Supplemental Indenture, dated as of October 22, 2012, the Fourth Supplemental Indenture, dated as of November 12, 2014 and the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of August 8, 2016, the “Indenture”) among the Company, the Subsidiary Guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Third Supplemental Indenture modifies Section 4.10 of the Original Indenture as it applies to the Securities. The Fourth Supplemental Indenture modifies Section 4.07 of the Original Indenture as it applies to the Securities. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) The Company may redeem, in whole at any time or in part from time to time, any Securities, at its option. If the Company elects to redeem the Securities prior to the Optional Redemption Date, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (excluding any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year, consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the date of redemption. If the Company elects to redeem the Securities on or after the Optional Redemption Date, the redemption price will equal 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption.

(b) Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

(c) Any redemption pursuant to Article 3 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.05 of the Indenture.

(6) REPURCHASE AT THE OPTION OF HOLDER. If there is a Change of Control Repurchase Event, unless the Company has exercised the option to redeem the Securities by giving notice of such redemption to the Holders thereof, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess of $2,000) of each Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the date of repurchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed.

(8) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(10) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Securities or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities including additional Securities, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities or Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities including additional Securities, if any, voting as a single class. Without the consent of any Holder of a Security, the Indenture or the Securities or Note Guarantees may be amended or supplemented to correct any mistakes or defects in the Indenture, but only if such action does not adversely affect the interests of the Holders of the Securities in any material respect or otherwise amend the Indenture in any respect that does not adversely affect the interests of the Holders of the Securities; to add or change any of the provisions of the Indenture relating to the issuance or exchange of the Securities in registered form, but only if such action does not adversely affect the interests of the Holders of the Securities or related coupons in any material respect; to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of the Securities and Note Guarantees by a successor Person; to impose additional covenants and Events of Default or to add Note Guarantees of other Persons for the benefit of the Holders; to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities or related coupons, which are entitled to the benefit of such provision and as to which such modification would apply; to secure the Securities; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Securities or the Note Guarantees to any provision of the “Description of the Notes” section of the Company’s Prospectus Supplement dated as of August 3, 2016, relating to the initial offering of the Securities, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Securities; to supplement any of the provisions of the Indenture to permit or facilitate the defeasance and discharge of the Securities, but only if such action does not adversely affect the interests of the Holders of the Securities or related coupons in any material respect; to establish the form or terms of the Securities or related coupons, as permitted by the Indenture; to evidence and provide for the acceptance of appointment by a successor Trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one Trustee or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Securities.

(11) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Securities; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Securities, (iii) failure by the Company or any of its Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Securities; (iv) default under certain other agreements relating to Indebtedness for money borrowed by the Company or any of its Subsidiaries, which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity, but only if the aggregate principal amount of such Indebtedness under which there has been a Payment Default or which has been accelerated is $75 million or more; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (vi) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Subsidiary Guarantor’s Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(13) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Subsidiary Guarantors, as such, will not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

(14) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(17) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS SECURITY AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(18) THE INDENTURE PROVIDES EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(1) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name and address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 2.11 of the Fifth Supplemental Indenture, check the box below:

☐  Section 2.11

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 2.11 of the Fifth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security or for a definitive Registered Security, or exchanges of a part of another Registered Global Security or definitive Registered Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit B

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of June 2, 2009 (as supplemented by the First Supplemental Indenture dated as of June 8, 2009, the Second Supplemental Indenture, dated May 26, 2010, the Third Supplemental Indenture dated October 22, 2012, the Fourth Supplemental Indenture dated November 12, 2014 and the Fifth Supplemental Indenture dated August 8, 2016, the “Indenture”) among Owens Corning, (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Securities when due, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Remainder of Page Intentionally Left Blank]

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CDC CORPORATION,
ENGINEERED PIPE SYSTEMS, INC.,
ERIC COMPANY,
IPM INC.,
OWENS CORNING COMPOSITE MATERIALS, LLC,
OWENS CORNING CONSTRUCTION SERVICES, LLC,
OCV INTELLECTUAL CAPITAL, LLC,
OWENS CORNING FOAM INSULATION, LLC,
OWENS CORNING FRANCHISING, LLC,
OWENS-CORNING FUNDING CORPORATION,
OWENS CORNING HOMEXPERTS, INC.,
OWENS CORNING HT, INC.,
OWENS CORNING INSULATING SYSTEMS, LLC,
OWENS CORNING INTELLECTUAL CAPITAL, LLC,
OWENS CORNING ROOFING AND ASPHALT, LLC,
OWENS CORNING SALES, LLC,
OWENS CORNING SCIENCE AND TECHNOLOGY, LLC,
OWENS CORNING U.S. HOLDINGS, LLC, and
SOLTECH, INC.

By:
Name:
Title:

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